[GRAPHIC OMITTED]




                            McGLADREY & PULLEN, LLP
                            -----------------------
                  Certified Public Accountants and Consultants




                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our reports dated December 5, 1997 on the financial statements of the following funds referred to therein, all of which are series of PIC Investment Trust; which financial statements are incorporated by reference in Post-Effective Amendment No. 20 to the Trust's Registration Statement.

               PIC Growth Fund
               PIC Small Company Growth Fund
               PIC Pinnacle Balanced Fund
               PIC Pinnacle Growth Fund
               PIC Pinnacle Small Company Growth Fund
               PIC Small Cap Growth Fund
               PIC Mid Cap Fund

We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Custodian and Auditors".



                                        /s/ McGladrey & Pullen, LLP


New York, New York
February 25, 1998